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Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Astoria Financial Corporation:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-86248, 33-86250, 33-98500, 333-36807, 333-64895, 333-113745, 333-113785
and 333-130544) on Form S-8, (Nos. 333-101694, 333-29901, 333-58897 and
333-30792) on Form S-4 and (No. 33-98532) on Form S-3 of Astoria Financial Corporation of our reports dated March 8, 2006, with respect to (i) the consolidated statements of financial condition of Astoria Financial Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, and (ii) management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Astoria Financial Corporation.

/s/ KPMG LLP
New York, New York
March 10, 2006